UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): May 16, 2022

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Entry into Facility Agreement

On May 16, 2022, VAALCO Gabon (Etame), Inc. (the “Borrower”), a wholly owned subsidiary of VAALCO Energy, Inc. (the “Company”), entered into a facility agreement (the “Facility Agreement”) by and among the Company, VAALCO Gabon, SA (“VAALCO Gabon” and, together with the Company, the “Guarantors” and, collectively with the Borrower, the “Obligors”), Glencore Energy UK Ltd., as mandated lead arranger, technical bank and facility agent (“Glencore”), the Law Debenture Trust Corporation P.L.C., as security agent, and the other financial institutions named therein (the “Lenders”), providing for a senior secured reserve-based revolving credit facility (the “Facility”) in an aggregate maximum principal amount of up to $50.0 million (the “Initial Total Commitment”). In addition, subject to certain conditions, the Borrower may agree with any Lender or other bank or financial institution to increase the total commitments available under the Facility by an aggregate amount not to exceed $50.0 million (any such increase, an “Additional Commitment”). Beginning October 1, 2023 and thereafter on April 1 and October 1 of each year during the term of the Facility, the Initial Total Commitment, as increased by any Additional Commitment, will be reduced by $6.25 million.

Borrowings will be limited to a borrowing base amount calculated pursuant to the Facility Agreement. The borrowing base will be redetermined on March 31 and September 30 of each year. The initial borrowing base under the Facility is $50.0 million.

As of May 19, 2022, the Borrower did not have any borrowings outstanding under the Facility. Subject to certain conditions set forth in the Facility Agreement, the Borrower may borrow, prepay and reborrow under the Facility and terminate or reduce the Lenders’ commitments at any time prior to the Final Maturity Date.

Each loan under the Facility will bear interest at a rate equal to LIBOR plus a margin (the “Applicable Margin”) of (i) 6.00% until the third anniversary of the Facility Agreement or (ii) 6.25% from the third anniversary of the Facility Agreement until the Final Maturity Date (as defined below). The Borrower shall pay the accrued interest on each loan on the last day of each interest period, which interest period may be, at the option of the Borrower, one, three or six months or such other period as agreed between the Borrower and Glencore.

The proceeds of the Facility may be used in accordance with the Facility Agreement for, among other things, the Borrower’s general corporate purposes and permitted acquisitions. The Facility will mature on the earlier of (i) the fifth anniversary of the date on which all conditions precedent to the first utilization of the Facility have been satisfied and (ii) the Reserve Tail Date (as defined in the Facility Agreement) (the “Final Maturity Date”).

Pursuant to the Facility Agreement, as of the last day of each calendar quarter, (i) the ratio of Consolidated Total Net Debt to EBITDAX (as each term is defined in the Facility Agreement) for the trailing 12 months shall not exceed 3.0x and (ii) consolidated cash and cash equivalents shall not be lower than $10.0 million.

The Borrower paid an upfront fee of $750,000 and is required to pay a quarterly commitment fee equal to (i) 35% per annum of the Applicable Margin on the daily amount by which the lower of the total commitments and the borrowing base amount exceeds the amount of all outstanding utilizations under the Facility, plus (ii) 20% per annum of the Applicable Margin on the daily amount by which the total commitments exceed the borrowing base amount. The Borrower is also required to pay customary arrangement and security agent fees.

The Borrower’s obligations under the Facility Agreement are guaranteed by Guarantors and secured by interests, rights, activities, assets, entitlements, and development in the Etame Marin Permit (Block G64-160) Field and any other assets which are approved by the Majority Lenders (as defined in the Facility Agreement).

The Facility Agreement also contains customary affirmative and negative covenants, including, among other things, as to compliance with laws (including environmental laws and anti-corruption laws), delivery of quarterly and annual financial statements and borrowing base certificates, conduct of business, maintenance of property, maintenance of insurance, entry into certain derivatives contracts, restrictions on the incurrence of liens, indebtedness, asset dispositions, restricted payments, and other customary covenants. These covenants are subject to a number of limitations and exceptions.

Additionally, the Facility Agreement contains customary events of default, including non-payment, breach of financial covenants, insolvency, litigation and the occurrence of a material adverse effect, and contains remedies for credit facilities of this nature. If the Borrower does not comply with the financial and other covenants in the Facility Agreement, the Lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Facility Agreement and any outstanding unfunded commitments may be terminated.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Facility Agreement, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Entry into Crude Oil Sale and Marketing Agreement

In connection with the Facility Agreement, on May 19, 2022, VAALCO Gabon entered into a Crude Oil Sale and Marketing Agreement (the “COSMA”) with Glencore pursuant to which VAALCO Gabon agreed to, among other things, make Glencore the exclusive offtaker and marketer of all of the crude oil produced from the Etame G4-160 Block, offshore Gabon during the period from August 1, 2022 until the Final Maturity Date of the Facility; provided, however that if VAALCO Gabon elects to voluntarily repay the Facility in full before the Final Maturity Date, the contract period of the COSMA shall end following a specified period after the voluntary repayment date. Pursuant to the COSMA, VAALCO Gabon agreed to sell, and Glencore agreed to buy, VAALCO Gabon’s crude oil produced from the Etame G4-160 Block in accordance with the terms of the COSMA. The COSMA also contains, among other things, customary provisions related to termination rights, confidentiality, representations and warranties, indemnification, insurance and limitations on liability.

The foregoing description of the COSMA does not purport to be complete and is qualified in its entirety by reference to the full text of the COSMA, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Facility Agreement set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01Regulation FD Disclosure.

On May 18, 2022, the Company issued a press release announcing the entry into the Facility Agreement and the COSMA. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 (including Exhibit 99.1 attached hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated May 18, 2022, issued by VAALCO Energy, Inc. (furnished herewith pursuant to Item 7.01).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: May 20, 2022
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Chief Accounting Officer and Controller